AMENDMENT TO FINANCIAL REPORTING SERVICES AGREEMENT

THIS AMENDMENT TO FINANCIAL REPORTING SERVICES AGREEMENT, dated as of April 30, 2010 (this “Amendment”), by and among each of the registered investment companies, or series thereof, listed on Schedule A hereto (the “Funds”), Columbia Management Advisors, LLC (“CMA”), State Street Bank and Trust Company (the “Supplier”) and Columbia Management Investment Advisers, LLC (formerly known as RiverSource Investments, LLC) (“CMIA”), amends the Financial Reporting Services Agreement, dated as of December 15, 2006, as amended and supplemented from time to time (the “Agreement”), by and among each of the Funds, CMA, and the Supplier. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

WHEREAS, Bank of America, N.A., the indirect parent company of CMA has entered into an agreement to sell the long-term asset management business of Columbia Management Group, LLC, including that portion of CMA’s business that relates to the management of the Funds, to Ameriprise Financial, Inc., the parent company of CMIA;

WHEREAS, immediately following the closing of such sale (the “Closing”), CMIA will act as advisor to the Funds;

WHEREAS, CMA seeks Supplier’s consent to assign its rights and obligations under the Agreement to CMIA; and

WHEREAS, the parties hereto desire to amend certain provisions of the Agreement as set forth below to effect the assignment from CMA to CMIA of its rights and obligations under the Agreement.

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. ASSIGNMENT.

1.1. Consent to Assignment. The Supplier hereby consents to and approves of the assignment by CMA of its duties, rights and obligations under the Agreement to CMIA pursuant to section 20.0 of the Agreement. CMA hereby assigns to CMIA all of its duties, rights, obligations and future liabilities under the Agreement arising on or after the Closing, and CMIA hereby accepts such assignment.

1.2. Release. From and after the Closing, Supplier agrees to release CMA from any and all further duties, rights, obligations or liabilities under the Agreement arising out of any fact, act, omission, event, circumstance or condition occurring or commencing on or after the date of the Closing. All duties, rights, obligations or liabilities of CMA under the Agreement arising out of any fact, act, omission, event, circumstance or condition occurring or commencing before the date of the Closing remain the responsibility of CMA.

SECTION 2. AMENDMENT. The Agreement shall be amended as follows:

2.1. References to CMA Changed to CMIA. All references to CMA in the Agreement are replaced with references to CMIA (expected to be known as Columbia Management Investment Advisers, LLC following the Closing).

2.2. Amend Notice Addresses. The notice addresses appearing on page two of the Agreement for the Supplier, CMA or any Fund are deleted and replaced in their entirety with the addresses appearing on Exhibit A for the Supplier, CMIA or any Fund.

2.3. Relationship Manager. Pursuant to section 2.5 of the Agreement, CMIA and Supplier hereby appoint as Relationship Managers the persons listed on Exhibit B hereto.

2.4. Continuing Effectiveness. The amendments to the Agreement set forth in this Section 2 shall be deemed to be amendments to the Agreement, and the Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

2.5. Waiver of Any Notice Requirement. The parties hereby waive any notice that they may have been entitled to under the Agreement due to the amendments described in this Amendment.

SECTION 3. MISCELLANEOUS.

3.1. Execution in Counterparts. This Amendment may be executed by the parties hereto in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

3.2. Governing Law. This Amendment shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the Commonwealth of Massachusetts. Each party hereby submits to the exclusive jurisdiction of the courts of such state, and waives any objection to venue with respect to actions brought in such courts.

3.3. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

3.4. Effectiveness. This Amendment shall take effect upon the Closing, and shall be of no force or effect in the event the Closing does not take place.

3.5. Notice. This Amendment is executed by an officer of each Fund, as an officer and not individually, and the obligations of this Amendment with respect to the Funds shall be binding upon the assets and properties of the Funds only and shall not be binding upon any of the trustees, officers, employees, agents or shareholders of the Funds individually.

(Signature Page Follows)

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC
COLUMBIA FUNDS SERIES TRUST
COLUMBIA FUNDS SERIES TRUST I
COLUMBIA FUNDS SERIES TRUST II (formerly, Banc of America Funds Trust)
COLUMBIA FUNDS VARIABLE INSURANCE TRUST
COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph C. Antonellis
Name:	Joseph C. Antonellis
Title:	Vice Chairman

COLUMBIA MANAGEMENT ADVISORS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Managing Director

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Amy K. Johnson
Name:	Amy K. Johnson
Title:	Chief Administrative Officer

Schedule A

TRUST AND FUND LISTING

As of: May 1, 2010

Fund Name	Trust Name
Schedule A1 (Fund pays expenses)

Columbia Retirement 2005 Portfolio	Columbia Funds Series Trust II
Columbia Retirement 2010 Portfolio	Columbia Funds Series Trust II
Columbia Retirement 2015 Portfolio	Columbia Funds Series Trust II
Columbia Retirement 2020 Portfolio	Columbia Funds Series Trust II
Columbia Retirement 2025 Portfolio	Columbia Funds Series Trust II
Columbia Retirement 2030 Portfolio	Columbia Funds Series Trust II
Columbia Retirement 2035 Portfolio	Columbia Funds Series Trust II
Columbia Retirement 2040 Portfolio	Columbia Funds Series Trust II
Columbia Asset Allocation Fund	Columbia Funds Series Trust I
Columbia Asset Allocation Fund II	Columbia Funds Series Trust
Columbia Asset Allocation Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Balanced Fund	Columbia Funds Series Trust I
Columbia Blended Equity Fund	Columbia Funds Series Trust I
Columbia Bond Fund	Columbia Funds Series Trust I
Columbia California Intermediate Municipal Bond Fund	Columbia Funds Series Trust
Columbia California Tax-Exempt Fund	Columbia Funds Series Trust I
Columbia Connecticut Intermediate Municipal Bond Fund	Columbia Funds Series Trust I
Columbia Connecticut Tax-Exempt Fund	Columbia Funds Series Trust I
Columbia Conservative High Yield Fund	Columbia Funds Series Trust I
Columbia Contrarian Core Fund	Columbia Funds Series Trust I
Columbia Convertible Securities Fund	Columbia Funds Series Trust
Columbia Core Bond Fund	Columbia Funds Series Trust I
Columbia Disciplined Value Fund	Columbia Funds Series Trust I
Columbia Dividend Income Fund	Columbia Funds Series Trust I
Columbia Emerging Markets Fund	Columbia Funds Series Trust I
Columbia Energy and Natural Resources Fund	Columbia Funds Series Trust I
Columbia Federal Securities Fund	Columbia Funds Series Trust I
Columbia Federal Securities Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Georgia Intermediate Municipal Bond Fund	Columbia Funds Series Trust
Columbia Global Value Fund	Columbia Funds Series Trust
Columbia Greater China Fund	Columbia Funds Series Trust I
Columbia High Income Fund	Columbia Funds Series Trust
Columbia High Yield Fund, VS	Columbia Funds Variable Insurance Trust I
Columbia High Yield Municipal Fund	Columbia Funds Series Trust I
Columbia High Yield Opportunity Fund	Columbia Funds Series Trust I
Columbia Income Fund	Columbia Funds Series Trust I
Columbia Intermediate Bond Fund	Columbia Funds Series Trust I
Columbia Intermediate Municipal Bond Fund	Columbia Funds Series Trust I

Fund Name	Trust Name
Schedule A1 (Fund pays expenses)

Columbia International Bond Fund	Columbia Funds Series Trust I
Columbia International Fund, VS	Columbia Funds Variable Insurance Trust
Columbia International Growth Fund	Columbia Funds Series Trust I
Columbia International Stock Fund	Columbia Funds Series Trust I
Columbia International Value Fund	Columbia Funds Series Trust
Columbia Large Cap Core Fund	Columbia Funds Series Trust
Columbia Large Cap Enhanced Core Fund	Columbia Funds Series Trust
Columbia Large Cap Growth Fund	Columbia Funds Series Trust I
Columbia Large Cap Growth Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Large Cap Value Fund	Columbia Funds Series Trust
Columbia Large Cap Value Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Liberty Fund	Columbia Funds Series Trust I
Columbia Marsico 21st Century Fund	Columbia Funds Series Trust
Columbia Marsico 21st Century Fund, VS	Columbia Funds Variable Insurance Trust I
Columbia Marsico Focused Equities Fund	Columbia Funds Series Trust
Columbia Marsico Focused Equities Fund, VS	Columbia Funds Variable Insurance Trust I
Columbia Marsico Global Fund	Columbia Funds Series Trust
Columbia Marsico Growth Fund	Columbia Funds Series Trust
Columbia Marsico Growth Fund, VS	Columbia Funds Variable Insurance Trust I
Columbia Marsico International Opportunities Fund	Columbia Funds Series Trust
Columbia Marsico International Opportunities Fund, VS	Columbia Funds Variable Insurance Trust I
Columbia Marsico International Opportunities Master Portfolio	Columbia Funds Master Investment Trust, LLC
Columbia Mid Cap Growth Fund, VS	Columbia Funds Variable Insurance Trust I
Columbia Maryland Intermediate Municipal Bond Fund	Columbia Funds Series Trust
Columbia Massachusetts Intermediate Municipal Bond Fund	Columbia Funds Series Trust I
Columbia Massachusetts Tax-Exempt Fund	Columbia Funds Series Trust I
Columbia Masters International Equity Portfolio	Columbia Funds Series Trust
Columbia Mid Cap Core Fund	Columbia Funds Series Trust I
Columbia Mid Cap Growth Fund	Columbia Funds Series Trust I
Columbia Mid Cap Index Fund	Columbia Funds Series Trust
Columbia Mid Cap Value Fund	Columbia Funds Series Trust
Columbia Mid Cap Value Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Money Market Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Multi-Advisor International Equity Fund	Columbia Funds Series Trust
Columbia New Jersey Intermediate Municipal Bond Fund	Columbia Funds Series Trust I
Columbia New York Intermediate Municipal Bond Fund	Columbia Funds Series Trust I
Columbia New York Tax-Exempt Fund	Columbia Funds Series Trust I

Fund Name	Trust Name
Schedule A1 (Fund pays expenses)

Columbia North Carolina Intermediate Municipal Bond Fund	Columbia Funds Series Trust
Columbia Oregon Intermediate Municipal Bond Fund	Columbia Funds Series Trust I
Columbia Overseas Value Fund	Columbia Funds Series Trust
Columbia Pacific/Asia Fund	Columbia Funds Series Trust I
Columbia Real Estate Equity Fund	Columbia Funds Series Trust I
Columbia Rhode Island Intermediate Municipal Bond	Columbia Funds Series Trust I
Columbia S&P 500 Index Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Select Large Cap Growth Fund	Columbia Funds Series Trust I
Columbia Select Large Cap Growth Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Select Opportunities Fund	Columbia Funds Series Trust I
Columbia Select Small Cap Fund	Columbia Funds Series Trust I
Columbia Short-Intermediate Bond Fund	Columbia Funds Series Trust I
Columbia Short-Term Bond Fund	Columbia Funds Series Trust
Columbia Short-Term Municipal Bond Fund	Columbia Funds Series Trust
Columbia Small Cap Core Fund	Columbia Funds Series Trust I
Columbia Small Cap Growth Fund I	Columbia Funds Series Trust I
Columbia Small Cap Growth Fund II	Columbia Funds Series Trust
Columbia Small Cap Value Fund I	Columbia Funds Series Trust I
Columbia Small Cap Value Fund II	Columbia Funds Series Trust
Columbia Small Cap Value Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Small Company Growth Fund, VS	Columbia Funds Variable Insurance Trust
Columbia South Carolina Intermediate Municipal Bond Fund	Columbia Funds Series Trust
Columbia Strategic Income Fund	Columbia Funds Series Trust I
Columbia Strategic Income Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Strategic Investor Fund	Columbia Funds Series Trust I
Columbia Tax-Exempt Fund	Columbia Funds Series Trust I
Columbia Technology Fund	Columbia Funds Series Trust I
Columbia Total Return Bond Fund	Columbia Funds Series Trust
Columbia Value and Restructuring Fund	Columbia Funds Series Trust I
Columbia Value and Restructuring Fund, VS	Columbia Funds Variable Insurance Trust
Columbia Virginia Intermediate Municipal Bond Fund	Columbia Funds Series Trust
Columbia World Equity Fund	Columbia Funds Series Trust I
Columbia LifeGoal Income Portfolio	Columbia Funds Series Trust
Corporate Bond Portfolio	Columbia Funds Series Trust
Mortgage and Asset Backed Portfolio	Columbia Funds Series Trust
Columbia Large Cap Index Fund	Columbia Funds Series Trust
Columbia LifeGoal Balanced Growth Portfolio	Columbia Funds Series Trust
Columbia LifeGoal Growth Portfolio	Columbia Funds Series Trust
Columbia LifeGoal Income and Growth Portfolio	Columbia Funds Series Trust
Columbia Small Cap Index Fund	Columbia Funds Series Trust
Columbia U.S. Treasury Index Fund	Columbia Funds Series Trust I

Schedule A2 (Unified Fee Funds)
CMG Ultra Short Term Bond Fund	Columbia Funds Series Trust I

Exhibit A

Notice Addresses

Address for Notices to Supplier:

State Street Bank and Trust Company

John Hancock Tower

200 Clarendon Street, JHT 3

Boston, MA 02116

Attention: Edward J. McKenzie, Senior Vice President

Telephone: 617-662-4100

Facsimile: 617-662-4195

With a Copy to:

Mary Moran Zeven

Senior Vice President and

Senior Managing Counsel

State Street Bank and Trust Company

Legal Division, LCC 2

2 Avenue de Lafayette

Boston, MA 02111

Telephone: 617-662-1783

Facsimile: 617-662-2702

Address for Notices to the advisor or any Fund:

Columbia Management Investment Advisers, LLC,

formerly known as RiverSource Investments, LLC

100 Federal Street, Boston, MA 02110

ATTN: Joseph F. DiMaria

One Financial Center, Boston, MA 02111

Telephone: 617.585.4125

Email: joseph.dimaria@columbiamanagement.com

With a Copy to:

Ameriprise Financial

— Legal Department

5228 Ameriprise Financial Center, Minneapolis, MN 55474

H27/5228

ATTN: Scott R. Plummer

Telephone: 612.671.9147

Facsimile: 612.671.3767

Address for Invoices:

Columbia Management Investment Advisers, LLC,

formerly known as RiverSource Investments, LLC

—Finance Department

ATTN: Joseph F. DiMaria

One Financial Center, Boston, MA 02111

Telephone: 617.585.4125

Exhibit B

Relationship Managers

Columbia Management Investment Advisers, LLC	Joseph F. DiMaria

State Street Bank and Trust Company	Edward J. McKenzie